EXHIBIT 10.2

THIRD AMENDMENT TO CREDIT AGREEMENT

This Third Amendment to Credit Agreement (this “Third Amendment”) is entered into as of December 22, 2015 (the “Third Amendment Effective Date”), by and between WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) and SURMODICS, INC., a Minnesota corporation (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Credit Agreement dated as of November 4, 2013, as amended from time to time, including by that certain First Amendment to Credit Agreement dated as of November 5, 2014 and that certain Second Amendment to Credit Agreement dated as of November 20, 2015 (the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Third Amendment.

NOW, THEREFORE, the parties agree as follows:

1.Section 3.3 of the Agreement hereby is amended and restated in its entirety to read as follows:

“SECTION 3.3.POST-CLOSING CONDITION. As soon as possible, but no later than March 4, 2016, Borrower shall deliver to Bank a share pledge agreement duly executed by Borrower pledging to Bank sixty-five percent (65%) of the total outstanding voting capital stock of Creagh Medical Ltd. along with the certificates therefor (and all other documents reasonably requested by Bank in connection therewith; provided, however, that Borrower shall not be required to deliver any legal opinions to Bank with respect to the share pledge agreement).”

2.No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right.  Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance.  Any suspension or waiver of a right must be in writing signed by an officer of Bank.

3.Unless otherwise defined, all initially capitalized terms in this Third Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Third Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

4.Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Third Amendment, and that no Event of Default has occurred and is continuing.

5.As a condition to the effectiveness of this Third Amendment, Bank shall have received, in form and substance satisfactory to Bank:

(a)this Third Amendment, duly executed by Borrower;

(b)all reasonable fees and expenses incurred in connection with this Third  Amendment and through the date of this Third Amendment, which may be debited from any of Borrower's accounts.

6.This Third Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned have executed this Third Amendment as of the first date above written.

SURMODICS, INC.

By:	Andrew D.C. LaFrence

Title:	Vice President of Finance and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	Diane Wegscheid

Title:	Senior Vice President Relationship Manager

[Signature Page to Third Amendment to Credit Agreement]

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